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                                                                    EXHIBIT 23.6


                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


November 11, 1998


Boole & Babbage, Inc.
3131 Zanker Road
San Jose, CA 95134

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4 of BMC Software, Inc. ("BMC") relating to the proposed merger of Ranger Acquisition Corp., a wholly owned subsidiary of BMC with and into Boole & Babbage, Inc. ("Boole"), of our opinion letter to the Board of Directors of Boole included as Appendix D to the Proxy Statement/Prospectus which is part of the Registration Statement, and to the references to such letter and our firm name in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are expects with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED



                                     By:  /s/ MARK S. MENELL
                                        ------------------------------------
                                         Mark S. Menell
                                         Principal